UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2021, Aytu BioPharma, Inc. (the “Company”), signed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with UAB “Caerus Biotechnologies” (“UAB”). Pursuant to the terms and conditions of the Asset Purchase Agreement, UAB will acquire all existing intellectual property rights, technical information and know-how related to the MiOXSYS Analyzer and MiOXSYS Sensors (the “Products”) as well as all existing inventory of the Products and all rights attached and related to the Products and manufacturing thereof. As consideration, UAB agreed to pay the Company four hundred sixty-six thousand and one dollars ($466,001.00) and make royalty payments to the Company of five percent (5%) of net global revenue of the Products for five (5) years from the closing date of the transactions contemplated in the Asset Purchase Agreement.

The summary of the Asset Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2021.

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2021, the Company and Avrio Genetics, LLC (“Avrio Genetics”) mutually agreed to terminate, effective as of June 29, 2021, that certain exclusive license agreement entered into by the parties on January 20, 2021, as amended on February 4, 2021 and March 4, 2021 (collectively, the “Avrio Genetics Agreement”).

In connection with the termination of the Avrio Genetics Agreement, the Company entered into a Termination Agreement (the “Termination Agreement”) with Avrio Genetics. Pursuant to the terms of the Termination Agreement, the Avrio Genetics Agreement is terminated in its entirety, except for certain provisions that survive the termination as specified in the Termination Agreement.

Pursuant to the terms of the Avrio Genetics Agreement, Avrio Genetics shall pay certain royalties, cost for inventory sold, original shipping fees, and certain patent fees.

The description of the Termination Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: July 2, 2021	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer